UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2018
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreement

On September 4, 2018, Alimera Sciences, Inc. (the “Company”) entered into and closed a Series B Preferred Stock Exchange Agreement (the “Exchange Agreement”) with the holders of all of the 8,416 outstanding shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”). There were four holders of the Series B Preferred Stock. Deerfield Management Company, L.P. is the investment advisor for all of these stockholders (the “Deerfield Stockholders”). Under the Exchange Agreement, the Deerfield Stockholders exchanged their shares of Series B Preferred Stock for an aggregate of 10,150 shares of Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”). All of the outstanding shares of Series B Preferred Stock were canceled in the exchange.

The foregoing description of the Exchange Agreement is a summary and is qualified in its entirety by Exhibit 10.1 attached hereto, which is incorporated by reference into this Item 1.01.

The terms of the Series C Preferred Stock are described in Item 5.03 of this filing. The information provided in Item 5.03 with respect to the Series C Certificate of Designation (as defined below) is hereby incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Exchange Agreement and below in Item 5.03 related to the Series C Preferred Stock is hereby incorporated by reference into this Item 3.02.

The shares of Series C Preferred Stock that were exchanged for the outstanding shares of Series B Preferred Stock were issued in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 3.03. Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 related to the Exchange Agreement and below in Item 5.03 related to the Series C Preferred Stock is hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock

On September 4, 2018, as a condition to closing of the Exchange Agreement, the Company filed with the Secretary of State of the State Delaware (the “Delaware Secretary of State”) a Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock (the “Series C Certificate of Designation”). The Series C Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The 10,150 newly issued and outstanding shares of Series C Preferred Stock have an aggregate stated value of $10,150,000 and are convertible into shares of the Company’s common stock (“Common Stock”) at $1.00 per share, or 10,150,000 shares of Common Stock in total, at any time at the option of the holder, provided that the holder will be prohibited from converting shares of Series C Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of Common Stock then issued and outstanding. The Series C Preferred Stock is not redeemable at the option of the holder. In the event of a liquidation, dissolution or winding up of the Company and in the event of certain mergers, tender offers and asset sales, the holders of the Series C Preferred Stock will receive the greater of (a) the liquidation preference equal to $10,150,000 in the aggregate, plus any declared but unpaid dividends, or (b) the amount such holders would receive had all shares of the Series C Preferred Stock been converted into Common Stock immediately before such event. With respect to rights upon liquidation, the Series C Preferred Stock ranks junior to the Company’s Series A Convertible Preferred Stock and senior to the Common Stock. The Series C Preferred Stock ranks junior to all existing and future indebtedness. Except as otherwise required by law (or with respect to approval of certain actions), the Series C Preferred Stock does not have voting rights. The Series C Preferred Stock is not subject to any price-based anti-dilution protections and does not provide for any accruing dividends.

The foregoing description of the Series C Certificate of Designation and the Series C Preferred Stock is a summary and is qualified in its entirety by Exhibit 3.1 attached hereto, which is incorporated by reference into this Item 5.03.

Certificate of Elimination of Series B Convertible Preferred Stock of Alimera Sciences, Inc.

On September 4, 2018, following the closing of the exchange of all outstanding shares of Series B Preferred Stock for shares of Series C Preferred Stock, the Company filed with the Delaware Secretary of State a Certificate of Elimination of Series B Convertible Preferred Stock of Alimera Sciences, Inc. (the “Series B Certificate of Elimination”), which eliminated from the Company’s amended and restated certificate of incorporation, as amended, the Alimera Sciences, Inc. Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock. As a result, all shares of the Company’s preferred stock previously designated as Series B Preferred Stock were eliminated and returned to the status of authorized but unissued shares of preferred stock, without designation as to series.

The foregoing description of the Series B Certificate of Elimination is a summary and is qualified in its entirety by Exhibit 3.2 attached hereto, which is incorporated by reference into this Item 5.03.

In connection with the foregoing, the Company issued a press release on September 4, 2018, a copy of which is attached hereto as Exhibit 99.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Certificate of Designation of Series A Convertible Preferred Stock provides, among other things, that the Company will not, without first obtaining the affirmative vote or written consent of the holders of at least 70% of the then-outstanding shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), voting together as a separate class, redeem, purchase or otherwise acquire any shares of Preferred Stock (subject to certain exceptions that do not apply in this instance). The Company requested that the holders of the Series A Preferred Stock consent to: the Series C Certificate of Designation, the issuance of the Series C Preferred Stock thereunder, the exchange of Series B Preferred Stock for Series C Preferred Stock, the issuance of shares of Common Stock upon conversion of the Series C Preferred Stock in accordance with the terms of the Series C Certificate of Designation, and the Series B Certificate of Elimination. The holders of the Series A Convertible Preferred Stock executed and delivered the requested consent to the Company on August 31, 2018.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
3.1	Alimera Sciences, Inc. Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock
3.2	Certificate of Elimination of Series B Convertible Preferred Stock of Alimera Sciences, Inc.
10.1
Series B Preferred Stock Exchange Agreement, dated as of September 4, 2018, by and among Alimera Sciences, Inc., and Deerfield Special Situations Fund, L.P., Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P. and Deerfield Private Design Fund III, L.P.

99.1	Press Release dated September 4, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: September 4, 2018	By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Financial Officer

5